As filed with the Securities and Exchange Commission on May 17, 1999


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  May 3, 1999
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)











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Item 2.  Acquisition or Disposition of Assets


On May 3, 1999, we purchased a shopping center, Lake Walden Square, by acquiring the interests of the Lake Walden Affiliated Partners in the Lake Walden Property Partnership. Lake Walden Square is located at the northwest and southwest corners of Alexander Road and State Route 39 in Plant City, Florida. We purchased Lake Walden Square for approximately $14,539,000, which was the total costs incurred by the Lake Walden Affiliated Partners in acquiring the property. This equates to approximately $57.00 per square foot. In addition, we paid transfer fees of $10,500 to the first mortgage lender. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

Lake Walden Square, built in 1992, is comprised of two one-story multi-tenant retail facilities. Lake Walden Square contains 256,155 leasable square feet. As of May 3, 1999, Lake Walden Square was 93% leased. In evaluating Lake Walden Square as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates are comparable to market rates. We believe that Lake Walden Square is located within a vibrant economic area. Initially, we had planned on purchasing the Merchants Square Shopping Center, described in our Prospectus, as our first acquisition. However, due to restrictions of the first mortgage lender on the Lake Walden property, we had to purchase Lake Walden Square prior to May 4, 1999.

We do not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Kash N' Karry, a supermarket, KMart, a discount department store and Carmike Cinemas, a movie theatre, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                           Per Square
                                           Foot Per
                    Approx.    % of Total    Annum           Lease Term
  Lessee          GLA Leased      GLA         ($)       Beginning       To
-----------       ----------- ----------- ------------ ------------ ---------

Kash N' Karry        46,300       18          6.75       Currently   03/31/12
  Options (1)                                 6.75       04/01/12    03/31/42

KMart                91,266       36          4.20       Currently   03/31/17
  Options (2)                                 4.20       04/01/17    05/31/67

Carmike Cinemas      25,899       10          8.31       Currently   03/31/07
    Option 1                                  9.31       04/01/07    03/31/12
    Option 2                                  9.81       04/01/12    03/31/17
    Option 3                                 10.31       04/01/17    03/31/22

    (1) There are six successive five-year renewal options at the same base rent per square foot per annum.
    (2) There are ten successive five-year renewal options at the same base rent per square foot per annum.

For federal income tax purposes, our depreciable basis in Lake Walden Square will be approximately $11,203,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively.

On May 3, 1999, a total of 237,070 square feet was leased to 29 tenants at Lake Walden Square. The following tables set forth certain information with respect to our leases with these 29 tenants as of May 3, 1999:


                    Approx.                            Current   Rent per Square
                      GLA       Lease     Renewal    Annual Rent       Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Kash N' Karry       46,300      03/12     6/5 yr.      312,525          6.75
KMart               91,266      03/17    10/5 yr.      383,317          4.20
Carmike Cinemas     25,899      03/07     3/5 yr.      215,220          8.31
Bookland             4,050      09/00        -          25,000          6.17
Amscot Insurance     1,400      06/01     1/5 yr.       14,000         10.00
Best Brands Plus     3,084      06/01        -          33,369         10.82
Mailboxes, Etc.      1,120      07/02     1/5 yr.       15,680         14.00
Crescent Jewelers    1,300      08/01     1/5 yr.       14,300         11.00
Queen Nails          1,300      12/99        -          14,066         10.82
Sally Beauty Supply  1,600      02/03        -          16,800         10.50
GTE Phone Mart       2,400      12/00     1/3 yr.       24,600         10.25
Simply Fashions      2,800      05/00        -          24,059          8.59
The Associates       1,600      07/03     1/5 yr.       14,400          9.00
Fantastic Sams       1,200      02/00     1/5 yr.       15,276         12.73
Aamco Transmissions  4,800      01/03     2/5 yr.       34,800          7.25
Domino's Pizza       1,295      03/02     2/5 yr.       11,007          8.50
Spec's Music and
  Movies             6,000      02/02     1/5 yr.       72,000         12.00
Dr. Longabach        1,600      09/00     1/3 yr.       16,800         10.50
Hao-Hao Chinese
Restaurant           3,120      06/01        -          40,560         13.00
U.S. Army            1,600      07/01        -          12,000          7.50
Sam's Mens Shop      2,950      12/03        -          19,175          6.50
Tampa Tribune        6,277      02/03     2/3 yr.       31,385          5.00
Cici's Pizza         3,605      07/08     1/5 yr.       39,294         10.90
Dollar Tree          6,800      06/03     2/5 yr.       38,091          5.60
Home Choice          4,000      05/03     1/5 yr.       32,000          8.00
Advance America      1,600      11/01     1/3 yr.       16,000         10.00
Woody's Bar-B-Que    3,804      06/02     2/5 yr.       76,742         20.17
Boston Market        3,000      08/04     3/5 yr.       48,000         16.00
Checkers             1,300      07/22        -          42,986         33.07
Vacant              19,085

                                                                Average    Percent of   Percent of
                                                               Base Rent     Total      Annual Base
                          Approx.      Base         Total      Per Square   Building     GLA Rent
                           GLA        Rent of       Annual     Foot Under  Represented  Represented
  Year       Number of  of Expiring   Expiring       Base      Expiring    by Expiring  by Expiring
 Ending       Leases      Leases      Leases       Rent (1)     Leases       Leases       Leases
December 31, Expiring   (Sq. Ft.)       ($)          ($)          ($)         ($)           ($)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1999          1          1,300      14,066     1,653,453      10.82          .55           .85

   2000          4         12,050     105,735     1,615,661       8.77         5.08          6.39

   2001          7         12,104     135,047     1,502,314      11.16         5.11          8.36

   2002          4         12,219     179,388     1,323,883      14.68         5.15         11.94

   2003          7         28,027     198,802     1,146,316       7.09        11.82         15.02

   2004          1          3,000      57,005     1,056,248      19.00         1.27          4.97

   2005          -           -           -        1,018,599        -            -             -

   2006          -           -           -        1,020,139        -            -             -

   2007          1         25,899     228,170       850,598       8.81        10.92         22.37

   2008          1          3,605      43,260       777,164      12.00         1.52          5.09

(1) No assumptions were made regarding the releasing of expired leases.  It is the opinion of our management that the space will be released at market rates, at the time of releasing.




We received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Lake Walden Square, as of January 15, 1999, of $14,923,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

Item 5.  Other Events

Potential Property Acquisition

We are currently considering several potential property acquisitions. Each of these properties, which are discussed below, has recently been acquired by affiliates of Inland Real Estate Investment Corporations, our sponsor, with the intention to keep these properties available for acquisition by us until we receive sufficient net proceeds from the current public offerings of our shares of common stock to be able to acquire them. If we purchase these properties from the affiliates, we will pay the affiliates an amount equal to their acquisition cost.

Casselberry Commons Shopping Center, Casselberry, Florida, was constructed in 1973 and fully renovated in 1998. It is a single-story retail center containing 227,664 leasable square feet. As of the date of this report, the affiliate's acquisition cost is approximately $17,683,000.

Town Center Commons, Kennesaw, Georgia, was constructed in 1998. It is comprised of two one-story, multi-tenant retail buildings containing a total of 72,108 leasable square feet. As of the date of this report, the affiliate's acquisition cost is approximately $9,678,000.

Boynton Commons, Boynton Beach, Florida, was constructed in 1998. It is comprised of six one-story, multi-tenant retail buildings containing a total of 210,748 leasable square feet. As of the date of this report, the affiliate's acquisition cost is approximately $30,553,000.

The acquisition costs of each property may increase by additional costs incurred by the affiliates which have not yet been finally determined. We expect these additional costs to be immaterial.

Distributions

We have decided to begin paying distributions on a monthly basis, with the first monthly distribution to be paid June 7, 1999. Distributions have been approved at an annual rate of $.70 per share.



Item 7. Financial Statements and Exhibits

   (a)  Financial Statements
        To be subsequently filed.

                                   SIGNATURE



Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ KELLY TUCEK
                            Kelly Tucek
                            Treasurer and Chief Financial Officer


Date:     May 17, 1999